UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2011
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 6, 2011, Solar Power, Inc. (the “Company”) entered into an office lease agreement (the “Lease”) with Lum Yip Kee, Limited, doing business as Twin Trees Land Company, for approximately 11,275 rentable square feet of office space in Roseville, California. The Company plans to use the office space for its corporate headquarters.
     The initial term of the Lease will commence for a term of six (6) years on the earlier of August 1, 2011 or upon substantial completion of the tenant improvements on the premises. No rent will be due during the first twelve (12) months of the Lease so long as the Company performs all of its obligations under the Lease. Following the first twelve (12) months, the monthly rent shall be $19,731.25 or $1.75 per square foot with rent increasing approximately $.05 per square foot each year thereafter for the duration of the Lease. In addition, the Company has the option to extend the Lease for an additional five-year term, with rent to be determined according to the then-prevailing market rates.
     The foregoing summary of the terms and conditions of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Standard Form Office Lease with Lum Yip Kee, Limited, doing business as Twin Trees Land Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: June 7, 2011	/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance and Secretary

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